UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 15, 2003

MBNA Corporation
(exact name of registrant as specified in its charter)

Maryland	1-10683	52-1713008
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wilmington, Delaware	19884-0131
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(800) 362-6255

(Former name or former address, if changed since last report)

Item 5. Other Events

On August 15, 2003, MBNA Corporation ("the Corporation") announced the sale of 50 million shares of newly issued common stock to Goldman, Sachs & Co. and Bear, Stearns & Co. Inc., who are re-offering the shares to investors. The shares were issued under the Corporation’s existing shelf registration statement in connection with the repurchase of the same number of shares on the same terms from the estate of the late Alfred Lerner, MBNA’s former Chairman and Chief Executive Officer. The repurchase transaction was initiated at the request of the Lerner estate.

After the sale and repurchase there will be approximately 1.28 billion shares of MBNA common stock outstanding, the same number as before the sale and repurchase. MBNA’s capital levels are not impacted by these transactions.

A copy of the Pricing Agreement with the underwriters and the Stock Purchase Agreement with the estate of the late Alfred Lerner, are attached to this Form 8-K and filed herewith as Exhibit 1 and Exhibit 10, respectively.

Item 7. Financial Statements and Exhibits

c. Exhibits

Index of Exhibits

Exhibit	Description of Exhibit

1	Pricing Agreement

10	Stock Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBNA Corporation

Date: August 19, 2003	By:	/s/	Vernon H.C. Wright
Vernon H.C. Wright
Chief Financial Officer

Index of Exhibits

Exhibit	Description of Exhibit

1	Pricing Agreement

10	Stock Purchase Agreement